EXHIBIT 99.1

PRESS RELEASE

Preliminary Full Year 2012 Results

The enclosed information constitutes regulated information as defined in the Royal Decree of 14 November 2007 regarding the duties of issuers of financial instruments which have been admitted for trading on a regulated market.

Mechelen, January 9, 2013 – Telenet Group Holding NV (“Telenet” or the “Company”) (Euronext Brussels: TNET) announces its preliminary unaudited consolidated results under International Financial Reporting Standards as adopted by the European Union (“EU GAAP”) for the full year ended December 31, 2012. The final consolidated results for the full year ended December 31, 2012, reviewed by Telenet’s statutory auditor KPMG Bedrijfsrevisoren – Reviseurs d’Entreprises CVBA, will be published on February 27, 2013 at 5:45pm CET.

HIGHLIGHTS

▪
Upgraded full year 2012 outlook achieved: 8.2% revenue growth (relative to outlook of 7‐8%), 7.5% Adjusted EBITDA(1) growth (relative to outlook of 7‐8%) and accrued capital expenditures(2) accounting for 23.7% of revenue (relative to outlook of 24‐25%);

▪
As of December 31, 2012, our balance sheet included €906.3 million of cash and cash equivalents (December 31, 2011: €346.6 million) and total debt (including capital leases) of €3,843.0 million (December 31, 2011: €2,959.5 million).

(1)
EBITDA is defined as profit before net finance expense, income taxes, depreciation, amortization and impairment. Adjusted EBITDA is defined as EBITDA before stock-based compensation and restructuring charges, and before operating charges or credits related to successful or unsuccessful acquisitions or divestures.  Operating charges or credits related to acquisitions or divestures include (i) gains and losses on the disposition of long‐lived assets and (ii) due diligence, legal, advisory and other third‐party costs directly related to the Company’s efforts to acquire or divest controlling interests in businesses. Adjusted EBITDA is an additional measure used by management to demonstrate the Company’s underlying performance and should not replace the measures in accordance with EU GAAP as an indicator of the Company’s performance, but rather should be used in conjunction with the most directly comparable EU GAAP measure.

(2)
Accrued capital expenditures are defined as additions to property, equipment and intangible assets, including additions from capital leases and other financing arrangements, as reported in the Company’s consolidated statement of financial position on an accrued basis.

Contacts
Investor Relations &
Corporate Communication:    Vincent Bruyneel - vincent.bruyneel@staff.telenet.be - Phone: +32 15 335 696
Investor Relations:        Rob Goyens - rob.goyens@staff.telenet.be - Phone: +32 15 333 054
Press & Media Relations:    Stefan Coenjaerts - stefan.coenjaerts@staff.telenet.be - Phone: +32 15 335 006

About Telenet - Telenet is a leading provider of media and telecommunication services. Its business comprises the provision of cable television, high speed internet and fixed and mobile telephony services, primarily to residential customers in Flanders and Brussels. In addition, Telenet offers services to business customers across Belgium under the brand Telenet for Business. Telenet is listed on the Euronext Brussels Stock Exchange under the ticker symbol TNET and is part of the BEL20 stock market index.

Additional Information - Additional information on Telenet and its products can be obtained from the Company's website http://www.telenet.be. Further information regarding the operating and financial data presented herein can be downloaded from the investor relations pages of this website. The Company's Consolidated Annual Report 2011 as well as preliminary unaudited condensed consolidated interim financial statements related to the financial results for the full year ended December 31, 2012 have been made available on the investor relations pages of the Company's website (http://investors.telenet.be).

Non-GAAP measures -Adjusted EBITDA is a non-GAAP measure as contemplated by the U.S. Securities and Exchange Commission's Regulation G. For related definitions and reconciliations, see the Investor Relations section of the Liberty Global, Inc. website (http://www.lgi.com). Liberty Global, Inc. is the Company's controlling shareholder.